SIXTH AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Amended and Restated Loan and Security Agreement is entered into as of December 5, 2008 (the "Amendment"), by and between COMERICA BANK ("Bank"), and ALIGN TECHNOLOGY, INC. ("Borrower").

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of December 16, 2005 as amended from time to time, including without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 15, 2006, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 1, 2006, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 22, 2006, that certain Fourth Amendment to Loan Documents dated as of March 7, 2007, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of April 28, 2008 (collectively, the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined term in Section 1.1 of the Agreement is hereby amended to read as follows:

"Revolving Maturity Date" means December 31, 2010.

2. A new Section 6.10 is hereby added to the Agreement to read as follows:

6.10 **Cash at Bank.** Borrower shall maintain at all times a balance of unrestricted cash at Bank of not less than Ten Million Dollars ($10,000,000).

3. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement. As a condition to the effectiveness of this Amendment, Borrower shall pay Bank an amount equal to the Bank Expenses incurred in connection with the preparation of this Amendment.

4. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(i) this Amendment, duly executed by Borrower;

(ii) Corporate Resolutions to Borrow;

(iii) evidence that Borrower maintains a balance of unrestricted cash at Bank of at least $10,000,000;

(iv) First Amendment to LIBOR Addendum to Loan and Security Agreement, duly executed by Borrower;

(v) an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(vi) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ALIGN TECHNOLOGY, INC.

By: [signature]

Title: VP Finance, CFO

COMERICA BANK

By: [signature]

Title: SVP